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                                                                    EXHIBIT 5.1


              ANDREWS & KURTH MAYOR, DAY, CALDWELL & KEETON L.L.P.
                             600 Travis, Suite 4200
                               Houston, TX 77002



                                  June 6, 2002


Board of Directors
Valero GP, LLC
One Valero Place
San Antonio, Texas 78212

Ladies and Gentlemen:

         We have acted as counsel to (i) Valero L.P., a Delaware limited partnership (the "MLP"), (ii) Valero GP, LLC, a Delaware limited liability company and the general partner of Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the MLP (the "MLP General Partner"),
(iii) Valero Logistics Operations, L.P., a Delaware limited partnership and a 100%-owned subsidiary of the MLP (the "OLP"), and (iv) Valero GP, Inc., a Delaware corporation and the general partner of the OLP (the "OLP General Partner"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offering from time to time, as set forth therein, in the form of prospectus contained therein (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of (i) common units issued by the MLP, representing limited partnership interests in the MLP ("Common Units"), (ii) debt securities issued by the OLP (the "Debt Securities") and (iii) guarantees issued by the MLP (the "Guarantees") of the Debt Securities, having an aggregate initial public offering price (for all such securities issued under the Registration Statement) not to exceed $500,000,000, on terms to be determined at the time of the offering. The Common Units, the Guarantees and the Debt Securities are each individually referred to herein as a "Security" and collectively referred to herein as the "Securities." All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

         The Debt Securities and the Guarantees will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture"), to be entered into between the OLP, the MLP and The Bank of New York, as trustee (the "Trustee"), in substantially the forms attached as Exhibits 4.7 and 4.8 to the Registration Statement, and each as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Debt Securities and the Guarantees. Each of the Senior Indenture and the Subordinated Indenture is also referred to herein as an "Indenture."



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Board of Directors
Valero GP, LLC
June 6, 2002
Page 2

         In arriving at the opinions expressed below, we have examined the following:

         (i) the Amended and Restated Certificate of Limited Partnership, as amended to date, of the MLP and the Second Amended and Restated Agreement of Limited Partnership, as amended to date, of the MLP;

         (ii) the Amended and Restated Certificate of Limited Partnership, as amended to date, of the OLP and the Second Amended and Restated Agreement of Limited Partnership, as amended to date, of the OLP;

         (iii) the Certificate of Formation and the Amended and Restated Limited Liability Company Agreement, as amended to date, of the MLP General Partner;

         (iv) the Certificate of Incorporation and the Bylaws of the OLP General Partner;

         (v) the Registration Statement;

         (vi) the Prospectus;

         (vii) the Senior Indenture and the Subordinated Indenture;

         (viii) the Reorganization Agreement dated as of May 30, 2002 among the MLP, the OLP, the MLP General Partner and the OLP General Partner;

         (ix) certified copies of certain resolutions adopted by the Board of Directors of the MLP General Partner; and

         (x) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the OLP, the MLP, the MLP General Partner and the OLP General Partner and of such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, faxed or conformed copies. In conducting our examination of documents executed by parties other than the OLP, the OLP General Partner, the MLP and the MLP General Partner, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed below with respect to the Securities, we have assumed that (i) any Supplemental Indenture to either Indenture and any Board Resolution and/or any Officers' Certificate pursuant to either Indenture, pursuant to which, in any such case, any Debt Securities are issued will comply with such Indenture as theretofore supplemented, and



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Board of Directors
Valero GP, LLC
June 6, 2002
Page 3

the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such Board Resolution and/or Officers' Certificate and (ii) the form and terms of such Debt Securities, when established, the form and terms of any Guarantees, and the form and terms of all other obligations guaranteed by the Guarantees, and the issuance, sale and delivery thereof by the MLP or the OLP, as the case may be, and the incurrence and performance of either issuer's respective obligations thereunder or in respect thereof (including, without limitation, its obligations under the related Indenture) in accordance with the terms thereof, will comply with, and will not violate, the applicable Certificate of Limited Partnership or the applicable Limited Partnership Agreement of the MLP or the OLP, as the case may be, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the MLP and/or the OLP, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities and Guarantees. In addition, except in the case of the Guarantees, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the MLP General Partner (the "Board") and the board of directors of the OLP General Partner and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based on and subject to the foregoing, and subject also to the limitations and other qualifications set forth below:

         1. With respect to the Common Units, we are of the opinion that, when
(a) the MLP and the MLP General Partner have taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act and except as set forth under "Risk Factors--Risks Inherent In An Investment in Valero L.P." in the Registration Statement.

         2. With respect to any series of Debt Securities to be issued under the Senior Indenture, we are of the opinion that, when (a) the Senior Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Senior Indenture, Board Resolution and/or Officers' Certificate, as the case may be, have been duly authorized and validly executed and delivered by or on behalf of the MLP, the OLP and the Trustee, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the OLP, the MLP General Partner and the OLP General




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Board of Directors
Valero GP, LLC
June 6, 2002
Page 4

Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be validly issued and will constitute valid and legally binding obligations of the OLP.

         3. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, we are of the opinion that, when (a) the Subordinated Indenture, all then existing supplements thereto, and the applicable supplement, if any, to the Subordinated Indenture, Board Resolution and/or Officers' Certificate, as the case may be, has been duly authorized and validly executed and delivered by or on behalf of the MLP, the OLP and the Trustee, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the OLP, the MLP General Partner and the OLP General Partner have taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment (or delivery) of the consideration therefor provided for therein, such series of Debt Securities will be legally issued and will constitute valid and legally binding obligations of the OLP.

         4. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Guarantees and the Debt Securities to which they pertain, the terms of the offering thereof and related matters, (b) the Senior Indenture or the Subordinated Indenture, as the case may be, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been qualified under the Trust Indenture Act of 1939, as amended, and (c) due execution, issuance and delivery of such Debt Securities and due execution, issuance and delivery of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the MLP.

         Our opinions in paragraphs 2, 3 and 4 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

         With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the MLP or OLP, as the case may be, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange



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Board of Directors
Valero GP, LLC
June 6, 2002
Page 5

prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Revised Uniform Limited Partnership Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of the Securities" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.



                                       Very truly yours,


                                       /s/ ANDREWS & KURTH MAYOR, DAY,
                                       CALDWELL & KEETON L.L.P.